EXHIBIT 10.3


                            EARNEST MONEY CONTRACT
                            ----------------------

      THIS AGREEMENT is made and entered into by and between the Jacoby Family Limited Partnership No. II, a Texas limited partnership, hereinafter referred to as "Seller," and Best Circuit Boards, Inc., a Texas corporation, hereinafter referred to as "Buyer."

                             W I T N E S S E T H:
                             - - - - - - - - - -

                                      I.

      1.1 Subject to the terms hereof, and for the consideration hereinafter stated, Seller agrees to sell and Buyer agrees to purchase the following described tract or parcel of land, together with all buildings, fixtures and improvements thereon, and all minerals Seller owns, and all rights and appurtenances thereto (the "Property"), to-wit:

      That certain tract of land of approximately 13.523 acres, being Lot 3A, Block A, out of the Premier Industrial Park North, Collin County, Texas, more particularly described on Exhibit "A", attached hereto and incorporated herein.

                                     II.

      2.1 The purchase price (the "Purchase Price") of the Property shall be the sum SIX MILLION THREE HUNDRED THOUSAND and NO/100 DOLLARS ($6,300,000.00).

      2.2 The sum equal to the unpaid balance due on a promissory note payable by Seller to the Wylie Economic Development Corporation as of the date hereof, will be creditied to Buyer at closing as a part of the Purchase Price.

      2.3 The balance of the Purchase Price herein stipulated shall be paid to Seller at the Closing Date and upon the execution and delivery to Buyer of the hereinafter mentioned Deed and other pertinent closing documents to be executed by Seller in connection herewith.

                                     III.

      3.1 Upon payment of the purchase price, Seller, at his cost, agrees to convey good and indefeasible fee simple title to the Property to Buyer by good and sufficient general warranty deed (the "Deed").

      3.2 Seller further agrees to furnish the appropriate tax certificates showing all taxes paid through the year preceding the year of closing and shall, subject to the terms hereof, deliver possession of the Property at the Closing Date. Taxes for the current year, insurance, utilities, maintenance agreement costs and charges, rents, and other items of current expense, if any, shall be prorated as of the Closing Date, and such prorations shall be final.

      3.3 Seller agrees to provide to Buyer, within ten (10) days from date, an title search and a current survey. In the event Buyer objects to any item contained therein, excluding utility easements, restrictions common to the area and mineral reservations common to the area, within ten (10) days of receipt of same, Seller agrees to use Seller's best efforts to cure or remove such defects or objections. If for any reason, Seller is unable, within thirty (30) days to cure or remove such defects or objections and by reason of such defects or objections, or failure to satisfy such requirements, title cannot be conveyed to Buyer in the form herein provided, then Buyer may, within ten (10) days from Seller's notice to Buyer of such defect, terminate this Agreement, whereupon Buyer's earnest money deposit made herewith shall be promptly refunded to Buyer and all parties shall be fully and finally released herefrom, or, Buyer shall be deemed to have elected to close the purchase and sale contemplated by this Agreement in accordance with the remaining terms and provisions hereof.

      3.4 Seller and Buyer agree to close this transaction thirty (30) days from the date hereof, or as otherwise mutually agreed (the "Closing Date"). If the Closing Date falls on a weekend or holiday, the closing will take place on the next business day.

      3.5 Should Seller wrongfully refuse to convey the Property or refuse to do or perform any of Seller's obligations hereunder, Buyer may, as his sole remedy, terminate this Agreement and receive a refund of the earnest money deposited hereunder, less the sum of $50.00 as an option fee.

      3.6 If Buyer should fail, refuse or be unable to consummate this Agreement in accordance with its terms, then Seller may elect to have the earnest money herein delivered to Seller as Seller's remedy and this Agreement shall thereupon terminate.

      3.7 If, prior to the closing of the transaction contemplated hereby, any portion of the Property should be condemned or taken for any public purpose, then Buyer may, at Buyer's option, close the transaction, or declare this Agreement terminated and of no further force and effect, whereupon the earnest money deposit made herewith shall be promptly returned to Buyer at which time all parties shall be fully and finally released herefrom.

      3.8 With reference to closing, it is understood and agreed that Seller shall pay for the cost of tax certificates, his portion of prorated taxes, an Owner's Title and that Buyer shall pay for his portion of prorated taxes, all escrow fees, any Title Policy, and recording fees for the Deed. Should there be any title curative instruments same shall be recorded at Buyer's expense. Seller and Buyer each agree to pay their own respective attorney's fees. Additionally, any expenses, charges and fees of closing, not specifically allocated herein, shall be borne by the Buyer.

                                     IV.

      4.1 Each party hereto represents and warrants to the other that they have not dealt with any other broker or agent in connection with the transaction, and, each party does hereby indemnify and hold the other harmless against any commission, broker's or finder's fee or other such expense or claim, incurred by such party.

      4.2 The Texas Real Estate License Act requires written notice to the Buyer that the Buyer should have an attorney examine an Abstract of Title to the Property or else a Title Insurance Policy be obtained. Notice to that effect is, therefore, hereby given Buyer.

      4.3        Any notice required or permitted to be given by Seller

 to Buyer or Buyer to Seller, or by the Title Company herein mentioned to either, shall be sufficient if hand delivered, or if deposited in the United States Mail, in Certified or Registered form, postage prepaid, addressed as follows:

 If to Seller:  Jacoby Family Limited Partnership No. II
                2 Balmoral
                Richardson, Texas 75080

 If to Buyer:   Best Circuit Boards, Inc.
                901 Hensley Lane
                Wylie, Texas 75098

      Any notice given in the manner herein stipulated shall be effective when received, or when same has been deposited in the United States Mail, whichever is earlier. Notice given in any other manner shall be effective only if and when received by the party for whom intended. Any party hereto may change such party's address upon ten (10) days written notice to the other.

      4.4 Buyer shall not, without the consent of Seller, assign this Agreement. Subject to the foregoing, the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors and assigns of Buyer and Seller.

      4.5 Whenever used in this instrument, the singular shall be construed to include the plural, the plural to include the singular and all pronouns and verbs shall be construed as if written in their proper number.
  The use of any gender shall be applicable to all genders. Any section and paragraph headings contained in this instrument are inserted for convenience only and shall not affect in any way the meaning or interpretation of this instrument.

      4.6 This contract contains the entire agreement between the parties with respect to the matters to which it pertains and may be amended only by written agreement signed by Buyer and Seller and by reference made a part hereof. Further, this Agreement shall not be effective unless or until executed by Buyer and Seller and a fully executed, receipted copy hereof shall be delivered to Buyer and Seller on or before the ____ day of __________, 2006, at 5:00 o'clock p.m., or this Agreement shall be void. As used herein, the term "date hereof" shall be the latest date this Agreement is executed by either the Seller or Buyer.

      4.7       Time is of the essence in this Agreement.

      4.8 In the event Buyer files any memorandum of contract or other document or instrument affecting title to the Property prior to the Closing Date without the prior written approval of Seller, Buyer shall remove same upon demand, and this Agreement shall, at Seller's option, terminate and all earnest money shall be paid to Seller to compensate for the cloud or title created by such action. If the attorney's fees, costs and expenses incurred by Seller to clear the title exceed the amount of the earnest money, Buyer agrees to reimburse Seller for all such fees, costs and expenses on demand, and all unpaid sums shall bear interest at the maximum rate allowed by law.

      EXECUTED IN MULTIPLE ORIGINAL COUNTERPARTS, each of which shall be an original, but which together shall constitute but one and the same Agreement.


 SELLER:

 Jacoby Family Limited Partnership No. II

 By:  /s/ Brad Jacoby
 ----------------------------------------
 Jacco Investments, Inc., General Partner


 BUYER:

 Best Circuit Boards, Inc.

 By:  /s/ Brad J Peters
 ----------------------------------------